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                              FRITZ COMPANIES, INC.
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                (Name of Registrant as Specified in Its Charter)


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    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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


        THE FOLLOWING IS A PRESS RELEASE ISSUED BY FRITZ COMPANIES, INC.
                              ON JANUARY 15, 2001:

Fritz Companies
706 Mission Street, San Francisco, CA 94103, USA

For additional information
Contact: Graeme Stewart
Investor Relations
Tel #:  415.538.0444



FRITZ COMPANIES REPORTS 2ND QUARTER RESULTS FOLLOWING UPS
ANNOUNCEMENT OF DEAL TO ACQUIRE COMPANY

         SAN FRANCISCO, January 15, 2001 -- Fritz Companies, Inc. (NASDAQ: FRTZ)
             today announced net income of $5.3 million, or 14 cents per share, during the quarter ended November 30, 2000. This compares to net income of $9.1 million, or 25 cents per share, in the comparable period last year.
                      The  quarterly   earnings  were  released   following  the
             company's announcement on January 10 of a definitive agreement with United Parcel Service Inc. (NYSE:UPS) under which UPS will acquire Fritz Companies for approximately $450 million in UPS stock. Each of the roughly 37 million shares of Fritz stock will be exchanged for 0.200 shares of UPS stock. The financial results for the quarter ended November 30, 2000, were taken into account by the parties in their merger negotiations.
                      "We have  grown  into an  industry  force over the past 67 years, but we can do even more with UPS's backing, strength and vision of enabling global commerce," said Lynn C. Fritz, chairman and CEO of Fritz Companies. "This union will offer compelling advantages to all Fritz customers."
                      During the last  quarter,  net revenues  (which  represent revenues less direct transportation costs) fell by 1.6 percent at Fritz to $158.2 million, while revenues were $422.1 million, a 1 percent decline from the prior year period.

                      Revenue  performance  reflected  softness in the company's domestic business, which continues to be impacted by recent reorganization actions. Domestic customs brokerage net revenues fell by 8.7 percent compared to last year, while domestic net revenues across all products decreased by 6.6 percent. This was in contrast to the international performance where double-digit net revenue growth was recorded, on a constant exchange rate basis, in all of the company's overseas regional operations: Asia grew by
             17.9 percent,  and Europe and Latin America both achieved growth of
             10.8 percent.
                      Operating  expenses of $147.9 million for the quarter were
             1.8 percent higher than the prior year period, with labor productivity of 1.6 percent.
                      For the six-month period,  the company recorded net income of $11.1 million and earnings per share of 30 cents. For the six-month period last year, the respective figures were $15.1 million and 41 cents. Revenues of $835.0 million represent a 2.1 percent increase compared to the prior year period; net revenues of $311.3 million were flat; and operating expenses of $290.6 million reflect a 1.9 percent increase.

         In summary, the company's performance during the quarter was characterized by weakness in the U.S., but strong activity levels overseas. The reorganization of the customs brokerage operation has continued to impact the domestic performance, but steps have been taken to improve productivity and customer service levels. While the labor productivity during the quarter was encouraging, general and administrative expenses were adversely affected by higher demurrage charges and an increase in data processing costs. The company has seen some early signs of success with respect to its new sales initiatives and progress has been made with accounts receivable, with a reduction in days billing outstanding in the U.S. of 5 days since May 31, 2000. At the same time, investments and advances have been made with respect to the company's systems initiatives:

o    The  transportation  management  module of the  company's  Global  Business
     System has been  successfully  deployed in all  countries  in Asia,  except
     Korea;
o The roll-out of customers on the new Purchase Order Management system has continued; and o The company began testing the first release of its new U.S. customs brokerage system.




         The following table provides the revenue, net revenue and percentages attributable to the company's principal logistics services during the periods indicated (in thousands, except percentage figures):



                                    Three Months Ended November 30,               Six Months Ended November 30,
                                    -------------------------------               -----------------------------
                                   2000       %        1999       %           2000         %        1999         %
                                   ----       -        ----       -           ----         -        ----         -

Revenue:
  Customs brokerage             $ 46,228     11.0    $ 49,309     11.6      $ 92,459     11.1     $ 94,902      11.6
  Ocean freight forwarding       119,670     28.3     118,451     27.8       243,908     29.2      247,490      30.3
  Airfreight forwarding          197,394     46.8     202,813     47.5       381,937     45.7      366,822      44.8
  Material management             58,760     13.9      55,930     13.1       116,698     14.0      108,940      13.3
                                  ------     ----      ------     ----       -------     ----      -------      ----
and distribution
    Total Revenue              $ 422,052    100.0   $ 426,503    100.0     $ 835,002    100.0    $ 818,154     100.0
                               =========    =====   =========    =====     =========    =====    =========     =====

Net Revenue:
  Customs brokerage             $ 46,228     29.2    $ 49,309     30.7      $ 92,459     29.7     $ 94,902      30.5
  Ocean freight forwarding        33,680     21.3      31,561     19.6        66,183     21.3       63,833      20.5
  Airfreight forwarding           42,826     27.1      45,527     28.3        83,298     26.7       86,131      27.7
  Material management and         35,421     22.4      34,327     21.4        69,327     22.3       66,508      21.3
                                  ------     ----      ------     ----  -     ------     ----  -    ------      ----
  distribution
    Total Net Revenue          $ 158,155    100.0   $ 160,724    100.0      $311,267    100.0     $311,374     100.0
                               =========    =====   =========    =====      ========    =====     ========     =====




                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                    (in thousands, except per share amounts)



                                                Three Months Ended November 30,      Six Months Ended November 30,
                                                ------------------------------       ----------------------------
                                                       2000              1999             2000              1999
                                                       ----              ----             ----              ----


                                                $       422,052   $       426,503   $      835,002   $       818,154
REVENUE
FREIGHT CONSOLIDATION COSTS                             263,897           265,779          523,735           506,780
                                                   -------------     -------------     ------------     -------------
NET REVENUE                                             158,155           160,724          311,267           311,374
                                                   -------------     -------------     ------------     -------------


OPERATING EXPENSES
    Salaries and related costs                           88,580            91,538          175,806           177,972
    General and administrative                           58,854            53,801          114,334           107,323
    Consolidation costs                                     452                 0              452                 0
                                                   -------------     -------------     ------------     -------------
                                                   -------------     -------------     ------------     -------------
      Total operating expenses                          147,886           145,339          290,592           285,295
                                                   -------------     -------------     ------------     -------------

                                                         10,269            15,385           20,675            26,079
INCOME FROM OPERATIONS
OTHER (EXPENSE)                                          (2,378)           (1,968)          (4,057)           (3,869)
                                                   -------------     -------------     ------------     -------------
INCOME BEFORE TAX EXPENSE                                 7,891            13,417           16,618            22,210
INCOME TAX EXPENSE                                        2,604             4,293            5,484             7,107
                                                   -------------     -------------     ------------     -------------

NET INCOME                                      $         5,287   $         9,124    $      11,134   $        15,103
                                                   =============     =============     ============     =============


Weighted average share outstanding - basic               36,725            36,627           36,655            36,559
                                                   =============     =============     ============     =============

                                                $          0.14   $          0.25   $         0.30   $          0.41
Earnings per share - basic
                                                   =============     =============     ============     =============

Weighted average shares outstanding - diluted            36,841            36,814           37,021            36,771
                                                   =============     =============     ============     =============

                                                $          0.14   $          0.25   $         0.30   $          0.41
Earnings per share - diluted
                                                   =============     =============     ============     =============





                     Condensed Consolidated Balance Sheets
                                 (in thousands)
                                   (unaudited)


                                                                     November 30,                      May 31,
                                                                     -----------                       -------
                                                                            2000                         2000
                                                                            ----                         ----

                                     ASSETS


CURRENT ASSETS:
                                                             $        85,889              $         55,481
     Cash and equivalents
     Accounts receivable, net of allowance for
         doubtful accounts of $19,334 in November,2000, and          485,413                       485,679
         $19,381 in May, 2000
     Deferred income taxes                                            12,753                        14,468
     Prepaid expenses and other current assets                        17,296                        13,132
                                                                -------------                --------------
     Total current assets                                            601,351                       568,760
                                                                -------------                --------------

                                                                     108,820                       110,208
PROPERTY AND EQUIPMENT, NET
                                                                -------------                --------------

OTHER ASSETS:
     Intangibles, net of accumulated amortization
         of $27,160 in November, 2000 and $25,348
        in May, 2000                                                 103,451                       107,148
     Deferred income taxes                                            30,067                        24,903
     Other assets                                                     15,150                        14,213
                                                                -------------                --------------
     Total other assets                                              148,668                       146,264
                                                                -------------                --------------
                                                              $      858,839              $        825,232
            TOTAL ASSETS
                                                                =============                ==============


                                     LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
     Current portion of long-term obligations and
         short-term borrowings                               $         2,359              $          2,479
     Accounts payable                                                272,484                       291,576
     Accrued liabilities                                             116,805                       113,370
     Income tax payable                                               14,226                        18,089
                                                                -------------
                                                                                             --------------
     Total current liabilities                                       405,874                       425,514
                                                                -------------                --------------

LONG-TERM OBLIGATIONS                                                163,262                       116,891
OTHER LIABILITIES                                                     10,222                         8,472
                                                                -------------                --------------
     TOTAL LIABILITIES                                               579,358                       550,877
                                                                -------------                --------------



                         COMMITMENTS AND CONTINGENCIES



STOCKHOLDERS' EQUITY:
     Common stock                                                        370                           366
     Additional paid-in capital                                      141,015                       139,474
     Treasury stock, at cost                                            (706)                         (706)
     Retained earnings                                               172,996                       161,862
     Accumulated other comprehensive loss                            (34,194)                      (26,641)
                                                                -------------                --------------
     Total stockholders' equity                                      279,481                       274,355
                                                                -------------                --------------
                                                             $       858,839              $        825,232
           TOTAL LIABILITIES AND STOCKHOLDERS'
           EQUITY
                                                                =============                ==============


         In light of the company's January 10 announcement regarding the proposed merger transaction with UPS, the company will not host a conference call to discuss second quarter results.

Fritz Companies, Inc. (NASDAQ: FRTZ) global headquarters is at
706 Mission Street, San Francisco, CA, 94103 USA, tel #: 415.904.8360. Additional information is available via the Internet: www.fritz.com.

         In this press release, the company makes forward-looking statements that are subject to risks and uncertainties. These forward-looking statements include information about possible or assumed future results of our operations. Also, when any of the words "believes", "expects", "anticipates" or similar expressions are used, the company is making forward-looking statements. Many possible events or factors could affect the future financial results and performance of the company. This could cause results or performance to differ materially from those expressed in the company's forward-looking statements. You are referred to the company's filings with the Securities and Exchange Commission for further detail of such risks and uncertainties. In addition, with respect to the announced merger transaction with UPS, investors should be aware of the following factors, among others: the possibility that the merger will not be consummated as a result of failure of the company's stockholders to approve the merger, or other reasons; the possibility that the merger will be delayed substantially; the inability to obtain, or meet conditions imposed for, governmental approvals of the merger; the possibility that the announcement of the merger transaction will have an adverse impact on the company's business; and costs relating to the merger. The description of risks and uncertainties is intended to qualify such forward-looking statements in order to invoke the "safe harbor" provided by the Private Securities Litigation Reform Act of 1995.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

         In connection with the proposed merger transaction between Fritz Companies, Inc. and United Parcel Service, Inc. ("UPS"), Fritz Companies and UPS will file a proxy statement/prospectus with the United States Securities and Exchange Commission (the "SEC"). STOCKHOLDERS OF FRITZ COMPANIES ARE ADVISED TO READ THE PROXY STATEMENT/PROSPECTUS WHEN IT BECOMES AVAILABLE, BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. Stockholders may obtain a free copy of the proxy statement/prospectus (when available) and other documents filed by Fritz Companies or UPS with the SEC at the SEC's web site at http://www.sec.gov. Free copies of the proxy statement/prospectus, once available, and other filings by Fritz Companies with the SEC may also be obtained by directing a request to Graeme Stewart, Fritz Investor Relations, Telephone: 415.538.0444.

         Fritz Companies and its directors and executive officers may be deemed to be participants in the solicitation of proxies in respect of the proposed merger. Information about such directors and executive officers, including information about their ownership of Fritz Companies stock, can be found in the Fritz Companies proxy statement, dated August 18, 2000, for its 2000 annual meeting of stockholders.




 CONTACT:           Graeme Stewart, Fritz Companies, Inc., Tel #: 415.538.0444

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